SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 3, 2006

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

333-85414 COMMISSION FILE NUMBER 3500 Lakeside Court, Suite 200 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	98-0377992 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89509 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 1.01: Entry into a Material Definitive Agreement

On August 3, 2006 the Company entered into the material agreements described under Item 3.02 below.

Item 2.03: Creation of a Direct Financial Obligation

On August 3, 2006 the Company entered into agreements that create material direct financial obligations. The agreements are more fully described in Item 3.02 below.

Item 3.02 Unregistered Sales of Securities

On August 3, 2006, the Company entered into a Securities Purchase Agreement with one investor (the "Investor") for an aggregate amount of (i) $2,000,000 in secured convertible notes, and (ii) warrants to purchase 2,666,667 shares of the Company’s common stock (the "Financing"). The Company anticipates that the proceeds of the Financing will be used to continue development of the French Gulch Mine.

The Financing was made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation S as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Financing was completed in one closing. The closing consisted of gross proceeds of $2,000,000. A finder’s fee of $200,000 and 200,000 warrants with a purchase price of $1.00 per share was paid. The finder chose to re-invest the cash portion of the payment and will receive 266,667 shares and 266,667 additional warrants with a purchase price of $1.00 per share. The net proceeds from the transaction were $2,000,000.

The Investor received a two year convertible debenture (the "Debenture") bearing simple interest at 10% per annum. The Debenture is convertible into the Company’s common stock at a price equal to $0.75. In addition, we granted the Investor a security interest in 100% of the shares of French Gulch (Nevada) Mining Corp., our subsidiary carrying out the mining activity in French Gulch. Under certain specified circumstances, should we issue shares of common stock below the conversion price of the Debenture or 80% of a volume average market price, the conversion price would be adjusted.

The parties entered into a Registration Rights Agreement whereby we are required to file a registration statement with the Securities and Exchange Commission by March 31, 2007, registering the common stock underlying the secured convertible debenture and the warrants.

The Investor received two year warrants to purchase a total of 2,666,667 common shares of the Company at a purchase price of $1.00 per share.

Under certain specified circumstances, should we issue shares of common stock below the conversion price of the Debenture or 80% of a volume average market price, the exercise price of the warrants will be reduced based on a certain formula and the number of warrants increased.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

Item 9.01 Financial Statements and Exhibits

Exhibits:

10.1      Securities Purchase Agreement dated August 3, 2006, by and among Bullion River Gold Corp. and Elton Participation Corp.

10.2     Pledge Agreement dated August 3, 2006, by and among Bullion River Gold Corp.  and Elton Participation Corp.

10.3     Common Stock Purchase Warrant dated August 3, 2006.

10.4    Registration Rights Agreement dated August 3, 2006, by and among Bullion River Gold Corp. and Elton Participation Corp.

10.5   10% Secured Convertible Debenture dated August 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 8, 2006

Bullion River Gold Corp.

/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer